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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


                                 July 31, 2003
                                 _____________
                       (Date of earliest event reported)

                             SUNCOAST BANCORP, INC.
                             ______________________
              (Exact name of Company as specified in its charter)


                                    FLORIDA
                            ________________________
                 (State or other jurisdiction of incorporation)


              333-70231                                     65-0827141
   ______________________                              _____________________
  (Commission File Number)                             (IRS Employer
                                                       Identification Number)


      8592 Potter Park Drive, Suite 200, Sarasota, Florida          34238
     _____________________________________________________        _________
      (Address of Principal Executive Offices)                    (Zip Code)


                                 (941) 923-0500
               ________________________________________________
               (Company's telephone number, including area code)


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ITEM 5. Other Events and Required F.D.  Disclosure

        On July 31, 2003, Suncoast Bancorp, Inc. sold $220,000 (22,000 shares) of Convertible Preferred Stock on a private placement basis pursuant to applicable exemptions under the federal and state securities laws. When combined with the shares of Preferred Stock sold on June 30, 2003, the Company had $1,343,000 (134,300 shares) of Preferred stock outstanding on July 31, 2003. The Preferred Stock will pay cumulative dividends on the basis of .06 of a share of Preferred Stock for each share of Preferred Stock purchased in the offering, payable on each of September 30, 2004 (to shareholders of record on September 15, 2004), and September 30, 2005 (to shareholders of record on September 15, 2005). The shares of Preferred Stock are automatically convertible into shares of Common Stock on the earlier of September 30, 2005 or a Change in Control of the Company, at a conversion price equal to $8.50 per share. The Company intends to conduct a series of closings of the shares in the offering on August 31 and September 30, 2003. Dividends will accrue from the respective closing date.

ITEM 7. Financial Statements, with Pro Forma Financial Information and Exhibits

(a)     Financial Statements of Business Acquired:

        None

(b)     Pro Forma Financial Information:

        None

(c)     Exhibits

        None


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SUNCOAST BANCORP, INC.


Date:  August 5, 2003              By: /s/John T. Stafford
       _____________              _______________________________
                                   John T. Stafford, President and
                                   Chief Executive Officer


Date:  August 5, 2003              By: /s/ John S. Wilks
       _____________              ____________________________________
                                   John S. Wilks, Senior Vice President
                                   and Chief Financial Officer